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                                                                    EXHIBIT 10.4


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                           FORM OF OMNIBUS AGREEMENT

                                      among

                           THE WILLIAMS COMPANIES INC.

                          WILLIAMS ENERGY SERVICES, LLC

                       WILLIAMS NATURAL GAS LIQUIDS, INC.

                         WILLIAMS PIPE LINE COMPANY, LLC

                    WILLIAMS INFORMATION SERVICES CORPORATION

                          WILLIAMS ENERGY PARTNERS L.P.

                               WILLIAMS OLP, L.P.

                                       and

                                 WILLIAMS GP LLC



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                                OMNIBUS AGREEMENT

         THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date among The Williams Companies Inc., a Delaware corporation ("Williams"), Williams Energy Services, LLC a Delaware limited liability company ("WES"), Williams Natural Gas Liquids, Inc., a Delaware corporation ("WNGL"), Williams Pipe Line Company, LLC, a Delaware limited liability company ("Williams Pipe Line"), Williams Information Services Corporation, a Delaware corporation ("WISC"), Williams Energy Partners L.P., a Delaware limited partnership (the "MLP"), Williams GP LLC, a Delaware limited liability company (the "General Partner") and Williams OLP, L.P., a Delaware limited partnership (the "OLP").

                                    RECITALS:

         1. Williams, WES, WNGL, the MLP, the OLP and the General Partner, in its capacity as the general partner of the MLP and the OLP, desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II of this Agreement, with respect to (a) those business opportunities that Williams will not avail itself of during the Applicable Period unless each of the MLP and the OLP has declined to engage in such business opportunity for its own account and (b) the procedures whereby such business opportunities are to be offered to the MLP and the OLP and accepted or declined.

         2. WES, WNGL, the General Partner, the MLP and the OLP desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article III of this Agreement, with respect to certain indemnification obligations of WES and WNGL in favor of the Partnership Entities (as defined herein).

         3. Williams, WES, WNGL, the General Partner, the MLP and the OLP desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article IV of this Agreement, with respect to the general and administrative expenses to be reimbursed by the MLP to Williams .

         4. Williams, Williams Pipe Line and WISC (the "Licensors") and the Partnership Entities desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V of this Agreement, with respect to grants of intellectual property from the Licensors to the Partnership Entities.

         5. Williams, WES, WNGL, the General Partner, the MLP and the OLP desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article VI of this Agreement, with respect to certain capital expenditures to be reimbursed by Williams to the MLP.

         In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. (a) Capitalized terms used herein but not defined shall have the meanings given them in the MLP Agreement.

                  (b) As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Agreement" means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time.

                  "Applicable Period" means the period commencing on the Closing Date and terminating on the date on which the General Partner (or any Person that directly, or indirectly through one or more intermediaries, is controlled by or under common control with Williams) ceases to be the general partner of the MLP and the OLP.

                  "Change of Control" means, with respect to any Person (the "Applicable Person"), any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person's assets to any other Person unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (ii) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Stock of the Applicable Person is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Applicable Person is changed into or exchanged for Voting Stock of the surviving corporation or its parent and (b) the holders of the Voting Stock of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation or its parent immediately after such transaction; and (iii) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Stock of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (ii) above.

                  "Closing Date" means the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

                  "Conflicts Committee" is defined in the MLP Agreement.

                  "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Covered Environmental Losses" is defined in Section 3.1.


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                  "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders, and ordinances relating to protection of health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended through the Closing Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "General Partner" means the General Partner and its successors as general partner of the MLP and the OLP, unless the context otherwise requires.

                  "Licensees" means, for purposes of Article V hereof, the Partnership Entities.

                  "Licensors" means, for purposes of Article V hereof, Williams, Williams Pipe Line Company and WISC.

                  "Marks" means (i) all trademarks, tradenames, logos and/or service marks identified on Schedule I attached hereto and (ii) those trademarks, tradenames, service marks or logos associates with the Licensor(s)' Software, Inventions or with the subject matter of other licenses granted hereunder.

                  "MLP Agreement" means the Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the parties to this Agreement.

                  "Offer" is defined in Section 2.3.

                  "Partnership Entities" means the General Partner, the MLP, the OLP and any Person controlled by the General Partner, the MLP or the OLP.

                  "Partnership Group" means the MLP, the OLP and any Person controlled by such entities.

                  "Person" means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

                  "Restricted Assets" is defined in Section 2.1.

                  "Software" means, with respect to the software programs identified on Schedule I attached hereto as such exist on the Closing Date, the source code, the object code, any


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         enhancements, upgrades, modifications and new versions, and any documentation and instructions regarding use that Licensors may, in their discretion, provide to Licensees.

                  "Voting Stock" means securities of any class of Williams entitling the holders thereof to vote on a regular basis in the election of members of the board of directors of Williams.

                  "WES" is defined in the introduction to this Agreement.

                  "Williams" is defined in the introduction to this Agreement.

                  "Williams Entities" means Williams and any Person controlled by Williams, other than the Partnership Entities.

                  "WNGL" is defined in the introduction to this Agreement.

                                   ARTICLE II
                             BUSINESS OPPORTUNITIES

         2.1 RESTRICTED ASSETS. During the Applicable Period, each of the Williams Entities shall be prohibited from engaging in or acquiring any business having assets engaged in the following activities ("Restricted Assets"): (a) the transportation, storage or distribution of ammonia or related products in the United States and (b) the ownership and operation of facilities for the terminalling and storage of refined petroleum products in any state in the United States, except Alaska and Hawaii.

         2.2 PERMITTED EXCEPTIONS. Notwithstanding any provision of Section 2.1 to the contrary, a Williams Entity may own and operate Restricted Assets under the following circumstances:

                  (a) The Restricted Assets were owned, leased or operated by the Williams Entities on the date of this Agreement.

                  (b) The value of the Restricted Assets acquired in a transaction does not exceed $20 million at the time of the acquisition, as determined by the Board of Directors of WES, in its sole discretion.

                  (c) (i) The value of the Restricted Assets acquired in a transaction exceeds $20 million at the time of acquisition, as determined by the Board of Directors of WES, in its sole discretion and (ii) the General Partner (with the approval of the Conflicts Committee) has elected not to cause a member of the Partnership Group to pursue such opportunity in accordance with the procedures set forth in Section 2.3.

                  (d) The original cost of Restricted Assets constructed by a Williams Entity does not exceed $20 million, as determined by the Board of Directors of WES, in its sole discretion.


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                  (e) (i) The original cost of Restricted Assets constructed by a Williams Entity exceeds $20 million, as determined by the Board of Directors of WES, in its sole discretion and (ii) the General Partner (with the approval of the Conflicts Committee) has elected not to cause a member of the Partnership Group to pursue such opportunity in accordance with the procedures set forth in
Section 2.3.

                  (f) The Restricted Assets, at the time of acquisition or construction, are either connected to assets owned by the Williams Entities or are primarily related to the operations or business of, and are located within 50 miles of, the refinery owned by Williams in Memphis, Tennessee.

         2.3 PROCEDURES. In the event that a Williams Entity acquires or constructs Restricted Assets valued or having an original cost in excess of $20 million at the time of the acquisition or the completion of construction, as determined by the Board of Directors of WES, then not later than six months after the consummation of the acquisition and not later than one year after the completion of construction by such Williams Entity of the Restricted Assets, such Williams Entity shall notify the General Partner of such purchase or construction and offer the MLP the opportunity to purchase such Restricted Assets. As soon as practicable, but in any event, within 60 days after receipt of such notification, the General Partner shall notify the Williams Entity that either (i) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a member of the Partnership Group to purchase such Restricted Assets, in which event the Williams Entity shall be forever free to continue to own or operate such Restricted Assets, or (ii) the General Partner has elected to cause a member of the Partnership Group to purchase such Restricted Assets, in which event the following procedures shall be followed:

                  (a) Within 30 days of receipt of the notice from the General Partner that the General Partner has elected to cause a member of the Partnership Group to purchases the Restricted Assets, the Williams Entity shall submit an offer to the General Partner to sell the Restricted Assets (the "Offer") to any member of the Partnership Group on the terms and for the consideration stated in the Offer.

                  (b) The Williams Entity and the General Partner shall negotiate after receipt of such Offer by the General Partner, the terms on which the Restricted Assets will be sold to a member of the Partnership Group. The Williams Entity shall provide all information concerning the business, operations and finances of such Restricted Assets as may be reasonably requested by the General Partner.

                           (i) If the Williams Entity and the General Partner agree on such terms within 60 days after receipt by the General Partner of the Offer, a member of the Partnership Group shall purchase the Restricted Assets on such terms as soon as commercially practicable after such agreement has been reached.

                           (ii) If the Williams Entity and the General Partner are unable to agree on the terms of a sale during the 60-day period after receipt by the General Partner of the Offer, the Williams Entity and the General Partner will engage an independent investment banking firm with a national reputation to determine the fair market value of the Restricted Assets. In determining the fair market value of the Restricted Assets, the


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         investment banking firm will have access to the proposed sale and purchase values for the submitted by Williams and the General Partner, respectively. Such investment banking firm will determine the value of the Restricted Assets within 30 days and furnish the Williams Entity and the General Partner its opinion of such value. The fees of the investment banking firm's appraisal will be split equally between Williams and the MLP. Upon receipt of such opinion, the General Partner will have the option, but not the obligation, subject to the approval of the Conflicts Committee, to:

                           (iii) (A) cause a member of the Partnership Group to
                  purchase the Restricted Assets in accordance with the following process:

                                    (1) if the valuation of the investment
                           banking firm is in the range between the proposed sale/purchase values of Williams and the General Partner, a member of the Partnership Group will have the right to purchase the Restricted Assets at the valuation submitted by the investment banking firm;

                                    (2) if the valuation of the investment
                           banking firm is less than the proposed purchase value submitted by the General Partner, a member of the Partnership Group will have the right to purchase the Restricted Assets for the amount submitted by the General Partner; and

                                    (3) if the valuation of the investment
                           banking firm is greater than the proposed sale value submitted by Williams, a member of the Partnership Group will have the right to purchase the Restricted Assets for the amount submitted by Williams; or

                           (B) decline to purchase such , in which event the
                  Williams Entity forever will be free to continue to own and operate such Restricted Assets.

         2.4 SCOPE OF PROHIBITION. Except as provided in this Article II and the Partnership Agreement, each Williams Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any Partnership Entity.

         2.5 ENFORCEMENT. The Williams Entities agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by the Williams Entities of the covenants and agreements set forth in this Article II, and that any breach by the Williams Entities of the covenants and agreements set forth in Article II would result in irreparable injury to the Partnership Group. The Williams Entities further agree and acknowledge that any member of the Partnership Group may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin the Williams Entities from such breach, and consent to the issuance of injunctive relief under this Agreement.

                                   ARTICLE III
                                 INDEMNIFICATION

         3.1 WILLIAMS ENERGY SERVICES ENVIRONMENTAL INDEMNIFICATION. WES shall indemnify, defend and hold harmless the Partnership Entities from and against any Covered


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Environmental Losses relating to the petroleum product facilities and the ammonia pipeline and terminal facilities acquired by a predecessor of any of the Partnership Entities, prior to the Closing Date (the "Facilities") that become known within three years after the Closing Date and that exceed all amounts recovered or recoverable by any Partnership Entity under contractual indemnities from third Persons or under any applicable insurance policies. "Covered Environmental Losses" mean those non-contingent environmental losses, costs, damages and expenses suffered or incurred by the Partnership Entities arising from correction of violations of, or performance of remediation required by, Environmental Laws in effect at the Closing Date due to events and conditions associated with the operation of the Facilities and occurring before the Closing Date.

         3.2 LIMITATIONS REGARDING ENVIRONMENTAL INDEMNIFICATION. WES shall have no indemnification obligation under Section 3.1 for claims made after the third anniversary of the date of this Agreement. The aggregate liability of WES in respect of all Covered Environmental Losses under Section 3.1 shall not exceed $15 million.

         3.3 WNGL RIGHT OF WAY INDEMNIFICATION. WNGL shall indemnify, defend and hold harmless the Partnership Entities and their successors or assigns for a period of 15 years after the Closing Date from and against any losses, costs, damages, expenses and fees suffered or incurred by any of the Partnership Entities or their successors or assigns as a result of (a) the failure of Williams Ammonia Pipeline, L.P. or its successors or assigns to be the owner of valid and indefeasible easement rights in and to the easements and rights of way in which the ammonia pipeline is located as of the Closing Date that are necessary to enable Williams Ammonia Pipeline, L.P. and its successors and assigns to continue to own and operate the ammonia pipeline in all material respects in the manner that it has been owned and operated as of the Closing Date; and (b) the failure of Williams Ammonia Pipeline, L.P. or its successors and assigns to have the consents and permits necessary to allow such pipeline to cross the roads, waterways, railroads and other areas upon which the ammonia pipeline is located as of the Closing Date.

         3.4 WILLIAMS ENERGY SERVICES RIGHT OF WAY INDEMNIFICATION. WES shall indemnify, defend and hold harmless, the Partnership Entities and their successors and assigns, for a period of 15 years after the Closing Date, from and against any losses, costs, damages, expenses and fees suffered or incurred by any of the Partnership Entities or their successors or assigns as a result of
(a) the failure of Williams Terminals Holdings, L.P. or its successors and assigns to be the owner of valid and indefeasible easement rights in and to the easements and rights of way in which the pipelines that are associated with the marine terminal facilities at Galena Park, Texas, Corpus Christi, Texas and Marrero, Louisiana are located, as of the Closing Date, that are necessary to enable Williams Terminals Holdings, L.P. and its successors and assigns to continue to own and operate the pipelines in all material respects in the manner that such pipelines have been owned and operated, prior to the Closing Date; and
(b) the failure of Williams Terminals Holdings, L.P. or its successors and assigns to have the consents and permits necessary to allow such pipelines to cross roads, waterways, railroads and other areas upon which such pipelines are located as of the Closing Date.


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         3.5 INDEMNIFICATION PROCEDURES.

                  (a) The Partnership Entities agree that within a reasonable period of time after they become aware of facts giving rise to a claim for indemnification pursuant to Section 3.1 or Section 3.3, they will provide notice thereof in writing to WES or WNGL, as applicable, specifying the nature of and specific basis for such claim.

                  (b) WES or WNGL, as applicable, shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Entities that are covered by the indemnification set forth in Section 3.1 and Section 3.3, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Partnership Entities unless it includes a full release of the Partnership Entities from such matter or issues, as the case may be.

                  (c) The Partnership Entities agree, at their own cost and expense, to cooperate fully with WES or WNGL, as applicable, with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 3.1 and Section 3.3, including, without limitation, the prompt furnishing to WES or WNGL, as applicable, of any correspondence or other notice relating thereto that the Partnership Entities may receive, permitting the names of the Partnership Entities to be utilized in connection with such defense, the making available to WES or WNGL, as applicable, of any files, records or other information of the Partnership Entities that WES or WNGL considers relevant to such defense and the making available to WES or WNGL, as applicable, of any employees of the Partnership Entities; provided, however, that in connection therewith WES and WNGL agree to use reasonable efforts to minimize the impact thereof on the operations of such Partnership Entities. In no event shall the obligation of the Partnership Entities to cooperate with WES or WNGL as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Entities an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided, however, that the Partnership Entities may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. WES and WNGL agree to keep any such counsel hired by the Partnership Entities reasonably informed as to the status of any such defense, but WES and WNGL, as applicable, shall have the right to retain sole control over such defense.

                  (d) In determining the amount of any loss, cost, damage or expense for which any of the Partnership Entities are entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized or to be realized by the Partnership Entities, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Entities as a result of such claim and (ii) all amounts recovered or recoverable by any Partnership Entity under contractual indemnities from third Persons as described in Section 3.1


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                                   ARTICLE IV
                       GENERAL AND ADMINISTRATIVE EXPENSES

         4.1 INITIAL GENERAL AND ADMINISTRATIVE EXPENSES. The initial general and administrative expenses to be reimbursed by the MLP to Williams will not exceed $6 million for the year 2001, excluding expenses associated with incentive compensation plans (the "Baseline G&A"). The Baseline G&A will be prorated to reflect the actual number of months for which services are actually provided to the MLP by Williams, including the entirety of the month in which such services begin.

         4.2 SUBSEQUENT GENERAL AND ADMINISTRATIVE EXPENSES. The Baseline G&A may increase only as follows during the first ten years of the MLP:

                  (a) Each year, the Baseline G&A (as adjusted in accordance with this Article IV) may be increased by no more than the greater of 7% per year or the percentage increase in the producer price index.

                  (b) If the Partnership Group makes an acquisition, the Baseline G&A will be increased based upon the amount of general and administrative expense included in the valuation of such acquisition made by the General Partner on a pro forma basis for the succeeding four fiscal quarters. The portion of this pro forma amount that is proportionate to the remainder of the MLP fiscal year in which the acquisition is made will be added to the Baseline G&A for that year. The entire pro forma amount will be added to Baseline G&A in the succeeding fiscal years.

                                    ARTICLE V
                                LICENSE AGREEMENT

         5.1 GRANT OF LICENSE. Subject to the terms and conditions herein, the Licensors hereby grant to each Licensee, and each Licensee hereby accepts, a non-exclusive, world-wide, non-transferable, royalty-free, perpetual license during the term of this Agreement on an "AS IS, WHERE IS" basis to use the Software solely for the internal use by each Licensee's employees for the benefit of such Licensee and any Person directly or indirectly controlled by or under common control with such Licensee, but specifically excluding use for the benefit of or for providing services to or disclosure to any third parties including, without limitation, any customer of such Licensee.

         5.2 RESTRICTIONS ON SOFTWARE.

         5.3 (a) Each of the Licensees agrees that it shall not sublicense, license, disclose or otherwise make available any part of the Software to any person other than: (i) Each of Licensee's employees who is required to have access to the Software and who has agreed to obligations of confidence consistent with the restrictions set forth in this Agreement; and (ii) each of Licensee's consultants who is required to have access to the Software and who has executed, in advance of any such disclosure, non-disclosure agreements containing obligations of confidence consistent with the restrictions set forth in this Agreement.


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                  (b) Each Licensee shall keep the Software in a secure
         environment and shall take reasonable commercial steps necessary to protect the Software, or any part thereof, from unauthorized disclosure or release.

                  (c) Each Licensee shall be entitled to create a sufficient number of copies of the Software for backup and archival purposes only provided that such Licensee reproduces and applies all copyright notices and any other proprietary rights notices that appear on the original copies supplied by Licensors. Licensees shall not be permitted to adapt, create derivative works of, translate, perform or display publicly, port or otherwise modify the Software.

                  (d) Each of the Licensees agrees that it shall not use the Software for any development or analysis purposes whatsoever and that it shall not decompile or reverse engineer the Software.

                  (e) Each Licensee acknowledges and agrees that Licensors shall own all intellectual property rights in and to the Software.

         5.4 GRANT OF LICENSE. Subject to the terms and conditions herein, Licensors hereby grant to Licensees the right and license to use the Marks solely in connection with the Licensees' businesses and the services performed therewith within the United States during the term of this Agreement.

         5.5 RESTRICTIONS ON MARKS. In order to ensure the quality of uses under the Marks, and to protect the goodwill of the Marks, Licensees agree as follows:

                  (a) Licensees will only use the Marks in formats approved by Licensors and only in strict association with the Licensees' businesses and the services performed therewith, and will not use the Marks in association with any advertising or promotional materials except as approved in writing by Licensors;

                  (b) Prior to publishing any new format or appearance of the Marks or the advertising or promotional materials, Licensees shall first provide such format, appearance or materials to Licensors for its approval. If Licensors do not inform Licensees in writing within fourteen (14) days from the date of the receipt of such new format, appearance, or materials that such new format, appearance, or materials is acceptable, then such new format, appearance or materials shall be deemed to be unacceptable and dis-approved by Licensors. Licensors may withhold approval of any proposed changes to the format, appearance or materials which Licensees propose to use in Licensors' sole discretion;

                  (c) Licensees shall not use any other trademarks, service marks, trade names or logos in connection with the Marks or use the Marks or any trademark or servicemark similar to the Marks after the termination of this Agreement. Licensors will not use the Marks in such a manner so as to impair the validity or enforceability or in any way disparage or dilute the Marks.


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         5.6 OWNERSHIP. Licensors shall own all right, title and interest, including all goodwill relating thereto, in and to the Marks, and all trademark rights embodied therein shall at all times be solely vested in Licensor. Licensors shall also own all right, title, and interest in and to the Software. Licensee has no right, title, interest or claim of ownership in the Marks or the Software, except for the licenses granted in this Agreement. All use of the Marks shall inure to the benefit of Licensor. Licensee agrees that it will not attack the title of Licensor in and to the Marks or the Software.

         5.7 CONFIDENTIALITY. The Licensees shall maintain strictest confidence all confidential or nonpublic information or material disclosed by Licensors embodied in or reflected in the Software and in the materials supplied hereunder in connection with the license of the Marks, whether in writing or orally and whether or not marked as confidential. Such confidential information includes, but is not limited to, algorithms, inventions, ideas, processes, computer system architecture and design, operator interfaces, operational systems, technical information, technical specifications, training and instruction manuals, and the like. In furtherance of the foregoing confidentiality obligation, Licensees shall limit disclosure of such Software and other confidential information to those of their employees, contractors or agents having a need to access the Software and confidential information for the purpose of exercising rights granted hereunder.

         5.8 ESTOPPEL. Nothing in this Agreement shall be construed as conferring by implication, estoppel, or otherwise upon Licensees (a) any license or other right under the intellectual property rights of Licensors other than the license granted herein to the Software and Marks as set forth expressly herein or (b) any license rights other than those expressly granted herein.

         5.9 WARRANTIES; DISCLAIMERS.

                  (a) The Licensors represent and warrant that they own and have the right to license the Software and the Marks licensed under this Agreement.

                  (b) EXCEPT FOR THE WARRANTIES AND REPRESENTATIONS DESCRIBED IN
SECTION 5.8(a), LICENSOR DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SUBJECT MATTER HEREOF, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER THE PARTY KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. THE SOFTWARE AND DOCUMENTATION LICENSED HEREUNDER IS LICENSED "AS IS" AND LICENSEES AGREE THAT THE SOFTWARE MAY HAVE BUGS AND THAT INTERRUPTIONS IN ITS OPERATION MAY OCCUR.

         5.10 INDEMNIFICATION.

                  (a) Each Licensee shall jointly and severally, and to the fullest extent permitted by applicable law, defend, indemnify and hold harmless the Licensors and their respective successors and assigns authorized hereunder and any of their respective officers, directors, employees, agents and representatives from and against any and all claims, demands, damages, losses, costs and expenses arising out of or related in any way to this Article V to the extent such claims are attributable to Licensee's failure to comply with its obligations under this Article V or Licensee's negligence or the negligence of Licensee's employees, agents, subcontractors or other representatives regarding this Article V.

                  (b) Each Licensor shall jointly and severally, and to the fullest extent permitted by applicable law, defend, indemnify and hold harmless the Licensees and their respective successors and assigns authorized hereunder and any of their respective officers, directors, employees, agents and representatives from and against any and all claims, demands, damages, losses, costs and expenses arising out of or related in any way to this Article V to the extent such claims are attributable to Licensor's failure to comply with its obligations under this Article V or Licensor's negligence or the negligence of Licensor's employees, agents, subcontractors or other representatives regarding this Article V.

                                   ARTICLE VI
                              CAPITAL EXPENDITURES

         6.1 WILLIAMS REIMBURSEMENT OF PARTNERSHIP GROUP CAPITAL EXPENDITURES. Williams will reimburse the Partnership Group for maintenance capital expenditures in excess of $4.9 million made by the Partnership Group in each year over a two year period beginning in the year 2001, subject to a maximum aggregate reimbursement of $15.0 million over the two year period.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Oklahoma, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each party hereby submits to the jurisdiction of the state and federal courts in the State of Oklahoma and to venue in Tulsa, Oklahoma.

         7.2 NOTICE. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party's signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 7.2.

         7.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

         7.4 TERMINATION. This Agreement will terminate upon a Change in Control of the General Partner. In addition, the provisions of Article II of this Agreement may be terminated by Williams upon a Change of Control of Williams. In the event of termination of this Agreement, the Licensee's right to utilize or possess the Software and the Marks licensed under this Agreement shall automatically cease. Within 15 days after the termination of this Agreement, the Licensees shall (i) return to Licensors or destroy the original and all copies, in any form, of all Software and Inventions, or parts thereof, for which it has received a license hereunder and (ii) provide a certified affidavit executed by an officer of the Licensees to the effect that the destruction has been completed.

         7.5 EFFECT OF WAIVER OR CONSENT. No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

         7.6 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the MLP and the OLP may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

         7.7 ASSIGNMENT. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

         7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         7.9 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.10 GENDER, PARTS, ARTICLES AND SECTIONS. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

         7.11 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

         7.12 WITHHOLDING OR GRANTING OF CONSENT. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

         7.13 U.S. CURRENCY. All sums and amounts payable to or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

         7.14 LAWS AND REGULATIONS. Notwithstanding any provision of this Agreement to the contrary, no party this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

         7.15 NEGOTIATION OF RIGHTS OF LIMITED PARTNERS, ASSIGNEES, AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Limited Partner, Assignee or other Person of the MLP or the OLP shall have the right, separate and apart from the MLP or the OLP, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.


                                      THE WILLIAMS COMPANIES INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      Address for Notice:

                                      One Williams Center
                                      Tulsa, Oklahoma 74172
                                      Telecopy Number: (918) 573-2296


                                      WILLIAMS ENERGY SERVICES, LLC


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      Address for Notice:

                                      One Williams Center
                                      Tulsa, Oklahoma 74172
                                      Telecopy Number: (918) 573-2296


                                      WILLIAMS NATURAL GAS LIQUIDS, INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      Address for Notice:

                                      One Williams Center
                                      Tulsa, Oklahoma 74172
                                      Telecopy Number: (918) 573-2296

                                      WILLIAMS PIPE LINE COMPANY, LLC

                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      Address for Notice:

                                      One Williams Center
                                      Tulsa, Oklahoma 74172
                                      Telecopy Number: (918) 573-2296

                                      WILLIAMS INFORMATION SERVICES CORPORATION

                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      Address for Notice:

                                      One Williams Center
                                      Tulsa, Oklahoma 74172
                                      Telecopy Number: (918) 573-2296


                                      WILLIAMS ENERGY PARTNERS L.P.

                                      By: WILLIAMS GP LLC, its sole
                                          general partner

                                      By: Williams Energy Services


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                      Address for Notice:

                                      One Williams Center
                                      Tulsa, Oklahoma 74172
                                      Telecopy Number: [(918) 573-2296]

                                      WILLIAMS OLP, L.P.

                                      By: WILLIAMS GP LLC, its sole
                                          general partner

                                      By: Williams Energy Services


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                      Address for Notice:

                                      One Williams Center
                                      Tulsa, Oklahoma 74172
                                      Telecopy Number: [(918) 573-2296]


                                      WILLIAMS GP LLC

                                      By: Williams Energy Services

                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      Address for Notice:

                                      One Williams Center
                                      Tulsa, Oklahoma 74172
                                      Telecopy Number: [(918) 573-2296]

                                   SCHEDULE I
                              INTELLECTUAL PROPERTY

Software and Inventions:

Automated Transportation Logistics Activity System, a/k/a "Atlas 2000" Terminal Automation System, a/k/a "TAS"
Scquire
Manage and Analyze Geographic Inventory Control, a/k/a "MAGIC"
Supervisory Control and Data system, a/k/a "SCADA"
Customer Information System, a/k/a "CIS"

Marks:

The Williams name and logo necessary for the following MLP name and logo:


                         [WILLIAM ENERGY PARTNERS LOGO]